Exhibit 99.1

FOR IMMEDIATE RELEASE

Select Comfort Reports Fourth-quarter and Full-year 2012 Results

•	Reports 17% Increase in Fourth-quarter Sales to Record $221 Million, Fourth-quarter EPS of $0.22

•	Achieves 26% Increase in Full-year Sales to Record $935 Million, Annual Adjusted EPS of $1.43

•	Announces Acquisition of Comfortaire Corporation and an Additional Strategic Investment

MINNEAPOLIS - (Jan. 24, 2013) - Select Comfort Corporation (NASDAQ: SCSS) today reported fourth-quarter and full-year 2012 results for the period ended Dec. 29, 2012. Select Comfort also announced the purchase of the business and assets of Comfortaire Corporation and an additional strategic investment to support innovation and further strengthen the company's competitive advantages.

Fourth-quarter Financial Summary

•	Net sales increased 17% to a fourth-quarter record of $221 million, up from $189 million in the fourth quarter of 2011.

•	Company-controlled comparable sales grew 11%, representing the 13th consecutive quarter of double-digit comparable-sales growth.

•
Operating income decreased 3% to $19.4 million, and, as a percentage of net sales, was 8.8% compared to 10.6% in the fourth quarter of 2011. Operating margin decreased 180 basis points year-over-year, which included a 250 basis-point increase in sales and marketing expenses and a 30 basis-point increase in research and development expenses. This was partially offset by a 60 basis-point improvement in gross margin and a 50 basis-point decrease in general and administrative (G&A) expenses.

•
Earnings per diluted share for the quarter were $0.22, a 19% decrease vs. $0.27 per diluted share in the fourth quarter of 2011. Fourth-quarter 2011 results included a $1.9 million, or $0.03 per diluted share, non-recurring net decrease to income-tax expense related to the favorable resolution of prior-years' tax matters.

•	During the quarter, the company opened 20 new stores and closed four, ending the year at 410 stores, 19% of which were in the non-mall format.

•	Average retail sales per comparable store on a trailing 12-month basis reached a record $2.2 million, 26% higher than prior-year.

Full-year 2012 Financial Summary

•	Net sales increased 26% to a record $935 million, up from $743 million in 2011.

•	Company-controlled comparable sales grew 23%.

•	Results included a $5.6 million, or $0.06 per diluted share, non-recurring, non-cash charge in the first quarter associated with the June 1, 2012 chief executive officer (CEO) transition.

•	Adjusted operating income increased 39% to a record $125.4 million (excluding the CEO transition charge), and, as a percentage of net sales, was a record 13.4% compared to 12.2% for 2011.

•	The 120 basis-point, year-over-year increase in adjusted operating margin included a 70 basis-point decrease in G&A expenses and a 50 basis-point improvement in gross margin.

•
Earnings per diluted share on a GAAP basis were a record $1.37, a 28% increase vs. $1.07 per diluted share in 2011. Adjusted earnings per diluted share were $1.43 (excluding the CEO transition charge), which were 34% higher than 2011.

•	The company opened 57 new stores and closed 28 in 2012; year-end store count of 410 was 8% higher than year-end 2011.

“We are extremely pleased with our record 2012 annual performance and the progress we've made toward our long-term goals. That said, fourth-quarter results were negatively impacted by a significant sales slow-down the last two weeks of December. We also invested in marketing production and testing, as well as product and service innovation, from which we expect to benefit in the current year and beyond,” said Shelly Ibach, president and CEO, Select Comfort.

Select Comfort Announces Fourth-quarter and Full-year 2012 Results – Page 2 of 10

“In the first few weeks of 2013, sales trends have quickly normalized. We will execute our growth strategy with operational discipline as we advance marketing, product innovation and market development. We remain committed to delivering an unparalleled sleep experience for our customers as we continue progressing toward our goal of at least $1.5 billion in sales and 15 percent operating margin by 2015.”

Cash from operating activities was $101 million for full-year 2012 compared to $91 million in 2011. Capital expenditures for full-year 2012 increased to $52 million as compared to $24 million in 2011, driven by increased investment in stores and information systems. During the fourth quarter, the company returned $10 million to shareholders through the repurchase of 0.4 million shares of its common stock, bringing the total share repurchases year-to-date to $30 million, or 1.1 million shares. As of the end of the quarter, cash, cash equivalents and marketable-debt securities totaled $178 million, and the company had no borrowings under its revolving credit facility.

Financial Outlook
The company expects to generate full-year 2013 earnings per diluted share of between $1.65 and $1.80, a 15% to 26% increase vs. full-year 2012 adjusted earnings per diluted share of $1.43. This outlook reflects a company-controlled comparable sales growth target of at least 10 percent and a net increase in store count from 410 at year-end 2012 to between 435 and 445 by year-end 2013.

The company currently anticipates that 2013 capital expenditures will be $70-$80 million, reflecting new stores, relocated and remodeled stores, along with continued investment in customer-management systems. While the company's first priority for capital deployment is to invest in sustained profitable growth, it currently plans to continue repurchasing shares in 2013, with the objective of maintaining share count at current levels.

Acquisition and Additional Strategic Investment
The company also today announced the purchase of the business and assets of Comfortaire Corporation, a manufacturer and marketer of adjustable air-supported sleep systems, in a $15.5 million transaction that closed on Jan. 17, 2013.

“This investment progresses our role as the leader in delivering innovative products as part of an individualized sleep experience, while also strengthening our company's competitive advantages. Specifically, with Comfortaire, we anticipate benefits from the convergence of intellectual property,” explained Ibach. “We also are pleased that the second-largest adjustable air-bed company - with its experienced team and shared commitment to quality, innovation and individualization - is now part of Select Comfort.”

Select Comfort purchased the business and assets of Comfortaire from mattress manufacturer, Park Place Corporation. Comfortaire is a privately held company with 2012 revenues of $10.5 million that manufactures and markets adjustable air-supported sleep systems. Founded in 1981, the company is headquartered in Greenville, S.C., and employs 24 professionals. Select Comfort will continue to operate the Comfortaire business through an independent subsidiary.

The company also committed $4.5 million for a minority equity investment in one of its strategic product-development partners. This investment complements the company's current R&D capabilities and is associated with products scheduled to launch during the next 12-24 months.

Both transactions are being funded solely through the company's internally generated cash reserves.

Conference Call Information
Management will host its regularly scheduled conference call to discuss the company's results at 5 p.m. EST (4 p.m. CST; 2 p.m. PST) today. To listen to the call, please dial (800) 593-9959 (international participants dial (517) 308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Sleep Number website at http://www.sleepnumber.com/eng/aboutus/InvestorRelations.cfm. The webcast replay will remain available for approximately 60 days.

Select Comfort Announces Fourth-quarter and Full-year 2012 Results – Page 3 of 10

About Select Comfort Corporation
Select Comfort Corporation is leading the industry in delivering an unparalleled sleep experience by offering consumers high-quality, innovative and individualized sleep solutions and services, which include a complete line of SLEEP NUMBER® beds and bedding. The company is the exclusive manufacturer, marketer, retailer and servicer of the revolutionary Sleep Number bed, which allows individuals to adjust the firmness and support of each side at the touch of a button. The company offers further personalization through its solutions-focused line of Sleep Number pillows, sheets and other bedding products. And as the only national specialty-mattress retailer, consumers can take advantage of an enhanced mattress-buying experience at one of more than 400 Sleep Number stores across the country, online at SleepNumber.com, or via phone at (800) Sleep Number or (800) 753-3768.

About Comfortaire Corporation
Headquartered in Greenville, S.C., Comfortaire has been delivering Individualized Sleep Experiences™ for over 30 years. The company started by inventing an air bed that provided an independently adjustable surface utilizing latex-cotton air chambers. While Comfortaire's original product designs have been the industry standard for over 30 years, the company's mission today is to continue developing innovative sleep solutions designed to provide the ultimate levels of individual sleep comfort. For additional information, visit the company's website at Comfortaire.com.

About Park Place Corporation
Park Place Corporation, founded in 1931 as Orders Mattress Company, is headquartered in Greenville, S.C., on a 40-acre campus in a Century 2000, state-of-the-art designed facility. Park Place has manufactured mattresses primarily under the Park Place, King Koil and Comfortaire brands. For more information, visit ParkPlaceCorp.com.

Forward-looking Statements
Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends; consumer confidence; the effectiveness of the company's marketing messages; the efficiency of its advertising and promotional efforts; consumer acceptance of its products, product quality, innovation and brand image; availability of attractive and cost-effective consumer credit options; execution of the company's retail store distribution strategy; the company's dependence on significant suppliers, and its ability to maintain relationships with key suppliers, including several sole-source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; industry competition; the company's ability to continue to improve its product line; warranty expenses; risks of pending and potentially unforeseen litigation; increasing government regulations, which have added or will add cost pressures and process changes to ensure compliance; the adequacy of the company's management information systems to meet the evolving needs of its business and evolving regulatory standards applicable to data privacy and security; the company's ability to attract and retain senior leadership and other key employees, including qualified sales professionals; and uncertainties arising from global events, such as terrorist attacks or a pandemic outbreak, or the threat of such events. Additional information concerning these and other risks and uncertainties is contained in the company's filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

# # #

Media Contact: Gabby Nelson; (763) 551-7460; publicrelations@selectcomfort.com
Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@selectcomfort.com

Select Comfort Announces Fourth-quarter and Full-year 2012 Results – Page 4 of 10

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited - in thousands, except per share amounts)

	Three Months Ended
	December 29, 2012	% of Net Sales	December 31, 2011	% of Net Sales
Net sales	$220,559	100.0%	$189,073	100.0%
Cost of sales	80,612	36.5%	70,095	37.1%
Gross profit	139,947	63.5%	118,978	62.9%

Operating expenses:
Sales and marketing	102,062	46.3%	82,778	43.8%
General and administrative	16,532	7.5%	15,032	8.0%
Research and development	1,906	0.9%	1,192	0.6%
Asset impairment charges	33	0.0%	6	0.0%
Total operating expenses	120,533	54.6%	99,008	52.4%
Operating income	19,414	8.8%	19,970	10.6%
Other income, net	90	0.0%	4	0.0%
Income before income taxes	19,504	8.8%	19,974	10.6%
Income tax expense	7,009	3.2%	4,604	2.4%
Net income	$12,495	5.7%	$15,370	8.1%

Net income per share – basic	$0.23		$0.28

Net income per share – diluted	$0.22		$0.27

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	55,261		55,424
Effect of dilutive securities:
Options	1,050		873
Restricted shares	449		566
Diluted weighted-average shares outstanding	56,760		56,863

Select Comfort Announces Fourth-quarter and Full-year 2012 Results – Page 5 of 10

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share amounts)

	Twelve Months Ended
	December 29, 2012	% of Net Sales	December 31, 2011	% of Net Sales
Net sales	$934,978	100.0%	$743,203	100.0%
Cost of sales	338,432	36.2%	272,858	36.7%
Gross profit	596,546	63.8%	470,345	63.3%

Operating expenses:
Sales and marketing	398,205	42.6%	317,502	42.7%
General and administrative	66,617	7.1%	58,106	7.8%
Research and development	6,194	0.7%	4,175	0.6%
CEO transition costs	5,595	0.6%	—	0.0%
Asset impairment charges	148	0.0%	109	0.0%
Total operating expenses	476,759	51.0%	379,892	51.1%
Operating income	119,787	12.8%	90,453	12.2%
Other income (expense), net	218	0.0%	(33)	0.0%
Income before income taxes	120,005	12.8%	90,420	12.2%
Income tax expense	41,911	4.5%	29,942	4.0%
Net income	$78,094	8.4%	$60,478	8.1%

Net income per share – basic	$1.41		$1.10

Net income per share – diluted	$1.37		$1.07

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	55,516		55,081
Effect of dilutive securities:
Options	1,059		821
Restricted shares	501		530
Diluted weighted-average shares outstanding	57,076		56,432

Select Comfort Announces Fourth-quarter and Full-year 2012 Results – Page 6 of 10

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except per share amounts)
subject to reclassification

	December 29, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$87,915	$116,255
Marketable debt securities – current	51,264	20,020
Accounts receivable, net of allowance for doubtful accounts of $348 and $397, respectively	16,613	13,844
Inventories	35,564	24,851
Prepaid expenses	4,299	5,778
Deferred income taxes	5,401	4,443
Other current assets	9,522	6,004
Total current assets	210,578	191,195

Marketable debt securities – non-current	38,642	10,042
Property and equipment, net	79,356	43,850
Deferred income taxes	8,511	12,964
Other assets	4,934	4,606
Total assets	$342,021	$262,657

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$67,703	$50,141
Customer prepayments	15,194	13,529
Compensation and benefits	21,597	29,806
Taxes and withholding	9,282	9,883
Other current liabilities	19,285	15,691
Total current liabilities	133,061	119,050

Non-current liabilities:
Warranty liabilities	1,457	2,714
Other long-term liabilities	13,806	11,502
Total non-current liabilities	15,263	14,216
Total liabilities	148,324	133,266

Shareholders’ equity:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 55,903 and 56,397 shares issued and outstanding, respectively	559	564
Additional paid-in capital	33,923	47,701
Retained earnings	159,195	81,101
Accumulated other comprehensive income	20	25
Total shareholders’ equity	193,697	129,391
Total liabilities and shareholders’ equity	$342,021	$262,657

Select Comfort Announces Fourth-quarter and Full-year 2012 Results – Page 7 of 10

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands)
subject to reclassification

	Twelve Months Ended
	December 29, 2012	December 31, 2011
Cash flows from operating activities:
Net income	$78,094	$60,478
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,401	13,543
Stock-based compensation	10,306	4,971
Net loss on disposals and impairments of assets	115	98
Excess tax benefits from stock-based compensation	(6,446)	(2,190)
Deferred income taxes	3,499	2,839
Changes in operating assets and liabilities:
Accounts receivable	(2,705)	(3,935)
Inventories	(10,713)	(5,204)
Income taxes	4,299	4,445
Prepaid expenses and other assets	(2,382)	(1,976)
Accounts payable	7,114	6,913
Customer prepayments	1,665	585
Accrued compensation and benefits	(8,108)	5,167
Other taxes and withholding	765	1,944
Warranty liabilities	(1,454)	566
Other accruals and liabilities	6,176	2,802
Net cash provided by operating activities	100,626	91,046

Cash flows from investing activities:
Purchases of property and equipment	(51,593)	(23,527)
Proceeds from sales of property and equipment	45	11
Investments in marketable debt securities	(86,803)	(40,021)
Proceeds from maturities of marketable debt securities	26,249	10,000
Increase in restricted cash	—	(2,650)
Net cash used in investing activities	(112,102)	(56,187)

Cash flows from financing activities:
Net increase (decrease) in short-term borrowings	6,494	(795)
Repurchases of common stock	(34,892)	(371)
Proceeds from issuance of common stock	5,138	4,356
Excess tax benefits from stock-based compensation	6,446	2,190
Debt issuance costs	(50)	—
Net cash (used in) provided by financing activities	(16,864)	5,380
Net (decrease) increase in cash and cash equivalents	(28,340)	40,239
Cash and cash equivalents, at beginning of period	116,255	76,016
Cash and cash equivalents, at end of period	$87,915	$116,255

Select Comfort Announces Fourth-quarter and Full-year 2012 Results – Page 8 of 10

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 29, 2012	December 31, 2011	December 29, 2012	December 31, 2011
Percent of sales:
Retail	88.7%	87.1%	89.2%	87.5%
Direct and E-Commerce	7.8%	9.3%	7.5%	8.7%
Wholesale	3.5%	3.6%	3.3%	3.8%
Total	100.0%	100.0%	100.0%	100.0%

Sales growth rates:
Retail comparable-store sales	12%	33%	24%	29%
Direct and E-Commerce	(3%)	14%	9%	(1%)
Company-Controlled comparable sales change	11%	31%	23%	26%
Net new/(closed) stores	6%	(1%)	3%	(1%)
Total Company-Controlled Channel	17%	30%	26%	25%
Wholesale	13%	(24%)	10%	(11%)
Total	17%	27%	26%	23%

Stores open:
Beginning of period	394	374	381	386
Opened	20	10	57	19
Closed	(4)	(3)	(28)	(24)
End of period	410	381	410	381

Other metrics:
Average sales per store ($ in 000's)[1]	$2,164	$1,721
Average sales per square foot[1]	$1,324	$1,135
Stores > $1 million net sales[1]	98%	93%
Stores > $2 million net sales[1]	49%	24%
Average net sales per mattress unit - Company Controlled Channel[2]	$3,249	$2,809	$3,050	$2,694

[1] Trailing twelve months for stores open at least one year.
[2] Represents Company Controlled Channel total net sales divided by Company Controlled Channel mattress units. The previously reported metric "Average mattress sales per mattress unit - Company Controlled Channel" included only net sales from mattresses and mattress bases. Previously reported amounts have been reclassified to conform to the current-year presentation.

Select Comfort Announces Fourth-quarter and Full-year 2012 Results – Page 9 of 10

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation and asset impairments. Management believes Adjusted EBITDA is a useful indicator of our financial performance and our ability to generate cash flows from operations. Our definition of Adjusted EBITDA may not be comparable to similarly titled definitions used by other companies. The tables below reconcile Adjusted EBITDA, which is a non-GAAP financial measure, to comparable GAAP financial measures:

	Three Months Ended		Trailing-Twelve Months Ended
	December 29, 2012	December 31, 2011	December 29, 2012	December 31, 2011
Net income	$12,495	$15,370	$78,094	$60,478
Income tax expense	7,009	4,604	41,911	29,942
Interest expense	12	43	91	187
Depreciation and amortization	5,653	3,744	19,735	13,493
Stock-based compensation	737	1,297	10,306	4,971
Asset impairments	33	6	148	109
Adjusted EBITDA	$25,939	$25,064	$150,285	$109,180

Note - Our Adjusted EBITDA calculation is considered a non-GAAP financial measure and is not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles

Select Comfort Announces Fourth-quarter and Full-year 2012 Results – Page 10 of 10

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Reported to Adjusted Statements of Operations Data Reconciliation
(in thousands, except per share amounts)

	Twelve Months Ended
	December 29, 2012			December 31, 2011
	As Reported	CEO Transition Costs(1)	As Adjusted	As Reported

Operating income	$119,787	$5,595	$125,382	$90,453
Other income (expense), net	218	—	218	(33)

Income before income taxes	120,005	5,595	125,600	90,420
Income tax expense(2)	41,911	1,941	43,852	29,942
Net income	$78,094	$3,654	$81,748	$60,478

Net income per share –
Basic	$1.41	$0.07	$1.47	$1.10
Diluted	$1.37	$0.06	$1.43	$1.07

Basic Shares	55,516	55,516	55,516	55,081
Diluted Shares	57,076	57,076	57,076	56,432

(1) In February 2012, we announced that William R. McLaughlin, then President and CEO, would retire from the Company effective June 1, 2012. In recognition of Mr. McLaughlin’s contributions, the Compensation Committee approved the modification of Mr. McLaughlin’s currently unvested stock awards. As a result of these modifications, we recorded incremental non-cash compensation of $5.6 million.

(2) Reflects effective income tax rate, before discrete adjustments, of 34.7% for 2012.

Note - Our "as adjusted" data is considered a non-GAAP financial measure and is not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates year-over-year comparisons for investors and financial analysts.

GAAP - generally accepted accounting principles